Exhibit 10.10

STOCK ASSIGNMENT AGREEMENT

THIS STOCK ASSIGNMENT AGREEMENT (this “Agreement”) is made as of [●], 2026 (the “Effective Date”), by and between Grafiti LLC, a Nevada limited liability company (the “Transferor”) and Grafiti Group LLC, a Nevada limited liability company (the “Transferee”). Transferee and Transferor hereby agree as follows:

Recitals

WHEREAS, Transferor holds 10,896,773 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of Game Your Game, Inc., a Nevada corporation (the “Company”);

WHEREAS, Transferor is a party to that certain Stockholders’ Agreement, dated April 9, 2021, by and among the Company and the signatory parties thereto (the “Stockholders’ Agreement”), which Stockholders’ Agreement was transferred and assigned to the Transferor in accordance with the Contribution, Assignment and Assumption Agreement, dated December 21, 2023 by and between Inpixon and Transferor;

WHEREAS, Transferor is a wholly owned subsidiary of Transferee, and in connection with an internal restructuring desires to transfer and assign all of the Shares to Transferee; and

WHEREAS, it is intended that the transfer of the Shares, will be treated as a disregarded transaction for U.S. federal income tax purposes.

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Transferor and the Transferee hereby agree as follows:

Agreement

1. Assignment of Shares and Stockholders’ Agreement. Transferor hereby irrevocably transfers, assigns, and delivers to Transferee all of Transferor's right, title, and interest in and to the Shares, free and clear of all liens, claims, encumbrances, and restrictions of any kind, other than restrictions imposed by applicable securities laws. Transferor represents that the Shares constitute all of the shares of Common Stock held by Transferor as of the date hereof. The Company is hereby directed and authorized to reflect this transfer on its stock ledger and books and records, and to issue such new stock certificates or book-entry positions in the name of Transferee as may be necessary to evidence the transfer of the Shares. In connection with the foregoing transfer, Transferor hereby assigns to Transferee all of Transferor’s rights, benefits, interests and obligations under the Stockholders’ Agreement. Transferee hereby expressly assumes and agrees to perform and be bound by all of the terms, covenants, agreements and obligations of Transferor under the Stockholders’ Agreement arising from and after the date hereof, as if Transferee were an original party thereto.

2. Representations and Warranties of Transferee. Transferee hereby represents and warrants to Transferor and Company as follows:

a. Transferee is acquiring and will hold the Shares for investment for Transferee’s own account only and not with a view to, or for resale in connection with any distribution in violation of the Securities Act of 1933, as amended (the “Securities Act”).

b. The Shares have not been registered under the Securities Act, or the securities laws of any state, by reason of a specific exemption therefrom, and the Shares must be held indefinitely, unless they are subsequently registered under the Securities Act or Transferee obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required. Transferee further acknowledges and understands that the Company is under no obligation to register the Shares.

c. Transferee will not sell, transfer or otherwise dispose of the Shares in violation of the Securities Act, the Securities Exchange Act of 1934, or the rules promulgated thereunder. Transferee agrees that Transferee will not dispose of the Shares unless and until Transferee has complied with all requirements applicable to the disposition of the Shares and Transferee has provided the Company, upon the Company’s request, with such assurances, in substance and form satisfactory to the Company, that (A) the proposed disposition does not require registration of the Shares under the Securities Act or all appropriate action necessary for compliance with the registration requirements of the Securities Act or with any exemption from registration available under the Securities Act (including but not limited to Rule 144) has been taken and (B) the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Shares under state securities law.

d. Transferor is a wholly owned subsidiary of Transferee and Transferee is an entity whose general manager, Nadir Ali, is also a director of the Company. In such capacity, Nadir Ali has direct and complete access to all material information regarding the Company’s business, operations, financial condition, and prospects. By virtue of such access, Transferee has all information necessary or appropriate to make an informed decision with respect to the acquisition of the Shares and has had the opportunity to ask questions of and receive answers from the Company concerning the Shares and the Company’s business and affairs. Transferee is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act.

3. Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid, such illegal or invalid term or provision shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

4. Governing Law. This Agreement shall be governed by the laws of the State of Nevada as to all matters, including matters of validity, construction, effect, performance and remedies, without giving effect to any choice or conflict of Law provision or rule, whether in the State of Nevada or any other jurisdiction, that would result in the application of any laws other than the laws of the State of Nevada.

5. Modification; Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement may be modified only by a writing signed by all parties.

6. Third-Party Beneficiary. The Company is an intended third-party beneficiary of the representations and warranties set forth herein.

7. Counterparts; Electronic Signature. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by electronic transmission (including by .pdf, .tif, .jpg or other electronic means) shall be as effective as delivery of a manually executed counterpart. The parties agree that this Agreement and any documents to be delivered in connection herewith may be electronically signed, and that any electronic signatures appearing on this Agreement or such other documents shall have the same legal validity, enforceability and admissibility as a manually executed signature to the fullest extent permitted by applicable law.

8. Further Assurances. Each of the parties agrees to execute and deliver such additional documents and take such further actions as may be reasonably necessary or advisable to effectuate the intent of this Agreement, including to evidence the assignment and assumption of the Stockholders’ Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, and intending to be legally bound hereby, Transferor and Transferee have executed this Agreement as of the date first set forth above.

TRANSFEROR:	TRANSFEREE:

GRAFITI LLC	GRAFITI GROUP LLC

By:	By:
Nadir Ali, Chief Executive Officer	Nadir Ali, General Manager